Exhibit 99.1

                  Wyeth Provides Update on Diet Drug Litigation

The Company regularly updates information on the status of its diet drug litigation in connection with its quarterly filings with the Securities and Exchange Commission. If the Company's Form 10-Q were being filed today, the following information would be included:

The Company is involved in various legal proceedings, including product liability and environmental matters of a nature considered normal to its business. It is the Company's policy to accrue for amounts related to these legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable.

The nationwide class action settlement to resolve litigation brought against the Company regarding use of the diet drugs PONDIMIN (which in combination with phentermine, a product that was not manufactured, distributed or sold by the Company, was commonly referred to as "fen-phen") or REDUX received final judicial approval effective January 3, 2002.

As previously reported, the number of individuals who have filed claims within the settlement that allege significant heart valve disease (known as "matrix" claims) has been higher than had been anticipated. The settlement agreement grants the Company access to claims data maintained by the settlement trust. Based on its review of that data, the Company understands that, as of September 24, 2003, the settlement trust had recorded approximately 108,000 matrix-level claim forms. Approximately 24,300 of these forms are so deficient, incomplete or duplicative of other forms filed by the same claimant that they are, in the Company's view, unlikely to result in a significant number of matrix claims to be processed further.

The Company's current understanding of the status of the remaining approximately 83,700 forms, based on its analysis of data received from the settlement trust through September 24, 2003, is as follows. Approximately 10,300 of the matrix claims have been processed to completion, with those claims either paid (approx. 2,750 claims, with payments of $1.039 billion), denied (approx. 7,000) or withdrawn. Approximately 1,500 claims have begun the 100% audit process ordered in late 2002 by the federal court overseeing the national settlement. Approximately 25,550 claims allege conditions that, if true, would entitle the claimant to receive a matrix award; these claims have not yet entered the audit process. Another approximately 16,650 claims with similar allegations have been purportedly substantiated by physicians whose claims are now subject to the outcome of the trust's Integrity Program, discussed below. Approximately 29,400 claim forms do not currently contain sufficient information even to assert a matrix claim, although some of those claim forms could be made complete by the submission of additional information and could therefore become eligible to proceed to audit in the future. The remaining approximately 300 claims are currently in the data entry process and cannot be assessed at this time.

In addition to the approximately 108,000 matrix claims filed as of September 24, 2003, additional matrix claims may be filed through 2015 by class members who develop a matrix condition in the future if they have registered with the settlement trust by May 3, 2003, and have demonstrated FDA+ regurgitation or mild mitral regurgitation on an echocardiogram conducted after diet drug use and obtained either outside of the settlement trust by January 3, 2003 or within the settlement trust's screening program.

The Company's current understanding, based on data received from the settlement trust through September 24, 2003, is that audits have been completed on 820 of the approximately 1,500 claims that have begun the 100% audit process. Of these, 285 were found to be payable at the amount claimed and 16 were found to be payable at a lower amount than had been claimed. The remaining claims were found ineligible for a matrix payment, although the claimants may appeal that determination to the federal court overseeing the settlement. Because it remains unclear whether the claims audited to date are a representative sample of the claims that might proceed to audit, the Company cannot predict the ultimate outcome of the audit process.

Both the volume and types of claims seeking matrix benefits received by the settlement trust to date differ materially from the epidemiological projections on which the court's approval of the settlement agreement was predicated. Based upon data received from the settlement trust, approximately 94% of the 25,550 matrix claimants who allege conditions that, if true, would entitle them to an award (and approximately 99% of the approximately 16,650 claims certified by physicians currently subject to the trust's Integrity Program) seek an award under Level II of the five-level settlement matrix. (Level II covers claims for moderate or severe mitral or aortic valve regurgitation with complicating factors; depending upon the claimant's age at the time of diagnosis, and assuming no factors are present that would place the claim on one of the settlement's reduced payment matrices, awards under Level II range from $192,111 to $643,500.)

An ongoing investigation which the Company understands is being conducted by counsel for the settlement trust and discovery conducted to date by the Company in connection with certain Intermediate and Back-End opt out cases (brought by some of the same lawyers who have filed these Level II claims and supported by some of the same cardiologists who have certified the Level II claims) cast substantial doubt on the merits of many of these matrix claims and their eligibility for a matrix payment from the settlement trust. Therefore, in addition to the 100% audit process, the settlement trust has embarked upon an Integrity Program, which is designed to protect the Trust from paying illegitimate or fraudulent claims.

Pursuant to the Integrity Program, the settlement trust has required additional information concerning matrix claims purportedly substantiated by thirteen identified physicians in order to determine whether to permit those claims to proceed to audit. Based upon data obtained from the trust, the Company believes that approximately 16,650 matrix claims were purportedly substantiated by the thirteen physicians currently covered by the Integrity Program. It is the Company's understanding that additional claims substantiated by additional physicians might be subjected to the same requirements of the Integrity Program in the future. As an initial step in the integrity review process, each of the identified physicians has been asked to complete a comprehensive questionnaire regarding each claim and the method by which the physician reached the conclusion that it was valid. The ultimate disposition of any or all claims that are subject to the Integrity Program is at this time uncertain. Counsel for certain claimants affected by the program recently challenged the trust's authority to implement the Integrity Program and to require completion of the questionnaire before determining whether to permit those claims to proceed to audit. While that motion was denied by the court, additional challenges to the Integrity Program are possible.

The settlement trust has also adopted a program to prioritize the handling of those matrix claims that it believes are least likely to be illegitimate. Under the plan, claims under Levels III, IV and V will be processed and audited on an expedited basis. (Level III covers claims for heart valve disease requiring surgery to repair or replace the valve, or conditions of equal severity. Levels IV and V cover complications from, or more serious conditions than, heart valve surgery.) The policy will also prioritize the auditing of, inter alia, Level I claims, all claims filed by a claimant without counsel (i.e., on a pro se basis) and Level II claims substantiated by physicians who have attested to 20 or fewer matrix claims.

Finally, the settlement trust has filed a suit alleging violations of the Racketeer Influenced and Corrupt Organizations (RICO) Act against a Kansas City cardiologist who attested under oath to the validity of over 2,500 matrix claims. The suit alleges that the cardiologist intentionally engaged in a pattern of racketeering activity to defraud the settlement trust. The trust has indicated that one of the goals of the Integrity Program is to recoup funds from those entities that caused the trust to pay illegitimate claims.

The Company continues to monitor the progress of the trust's audit process and its Integrity Program and has brought and will continue to bring to the attention of the trust and the court overseeing the settlement any additional irregularities that it uncovers in the matrix claim process. Even if substantial progress is made by the trust, through its Integrity Program or other means, in reducing the number of illegitimate matrix claims, a significant number of the claims which proceed to audit might be interpreted as satisfying the matrix eligibility criteria, notwithstanding the possibility that the claimants may not in fact have serious heart valve disease. If so, matrix claims found eligible for payment after audit may exceed the $3.75 billion cap of the settlement fund.

Should the settlement fund be exhausted, most of the matrix claimants who filed their matrix claim on or before May 3, 2003 and who pass the audit process at a time when there are insufficient funds to pay their claim may pursue the opt out right created by the Sixth Amendment to the settlement agreement, unless the Company first elects, in its sole discretion, to pay the matrix benefit after audit. Sixth Amendment opt out claimants may then sue the Company in the tort system, subject to the settlement's limitations on such claims. In addition to the limitations on all Intermediate and Back-End opt outs (such as the prohibition on seeking punitive damages and the requirement that the claimant sue only on the valve condition that gave rise to the claim), a Sixth Amendment opt out may not sue any defendant other than the Company and may not join his or her claim with the claim of any other opt out. The Company cannot predict the ultimate number of individuals who might be in a position to elect a Sixth Amendment opt out or who may in fact elect to do so, but that number could be substantial.

If the settlement fund were to be exhausted, some individuals who registered to participate in the settlement by May 3, 2003, who had demonstrated either FDA+ level regurgitation or mild mitral regurgitation on an echocardiogram completed after diet drug use and conducted either outside of the settlement prior to January 3, 2003 or within the settlement's screening program, and who subsequently develop (at any time before 2015) a valvular condition that would qualify for a matrix payment might elect to pursue a Back-End opt out. Such individuals may pursue a Back-End opt out within 120 days of the date on which they first discover or should have discovered their matrix condition. The Company cannot predict the ultimate number of individuals who may be in a position to elect a Back-End opt out or who may in fact elect to do so, but that number could also be substantial.

The Company's current understanding is that approximately 76,000
Intermediate opt out forms were submitted by May 3, 2003, the applicable deadline for most class members (other than qualified class members receiving echocardiograms through the settlement trust after January 3, 2003, who may exercise intermediate opt out rights within 120 days after the date of their echocardiogram). The number of Back-End opt out forms received as of the 2003 Third Quarter is estimated to be approximately 20,000, although certain additional class members may elect to exercise Back-End opt out rights in the future (under the same procedure as described above) even if the settlement fund is not exhausted. After eliminating forms that are duplicative of other filings, forms that are filed on behalf of individuals who have already either received payments from the settlement trust or settlements from the Company, and forms that are otherwise invalid on their face, it appears that approximately 78,000 individuals have filed Intermediate or Back-End opt out forms as of the 2003 Third Quarter.

Purported Intermediate or Back-End opt outs (as well as Sixth Amendment opt outs) who meet the settlement's medical eligibility requirements may pursue lawsuits against the Company, but must prove all elements of their claims - including liability, causation and damages - without relying on verdicts, judgments or factual findings made in other lawsuits. They also may not seek or recover punitive, exemplary or multiple damages and may sue only for the valvular condition giving rise to their opt out right. To effectuate these provisions of the settlement, the federal court overseeing the settlement has issued orders limiting the evidence that may be used by plaintiffs in such cases. Those orders, however, are being challenged on appeal and the Company cannot predict the outcome of those appeals.

In addition to the specific matters discussed herein, the federal court overseeing the national settlement has issued a number of rulings concerning the processing of matrix claims and the rights of, and limitations placed on, class members by the terms of the settlement. Several of those rulings are being challenged on appeal. Certain class members have also filed a number of motions attacking both the binding effect of the settlement and the administration of the settlement trust. While most of those motions have been denied, one remains pending and several of those that have been denied are being challenged on appeal. The Company cannot predict the outcome of any of these appeals.

To date, approximately 25,000 individuals who have filed Intermediate or Back-End opt out forms have filed lawsuits, most of which have been filed in the past few months. The claims of most of these 25,000 plaintiffs are now pending in federal courts and have been or will be transferred for pretrial proceedings to the federal court overseeing the national settlement. The Company expects to challenge vigorously all Intermediate and Back-End opt out claims of questionable validity or medical eligibility and the number of such claims that meet the settlement's opt out criteria will not be known for some time. As a result, the Company cannot predict the ultimate number of purported Intermediate or Back-End opt outs that will satisfy the settlement's opt out requirements, but that number could be substantial. As to those opt outs who are found eligible to pursue a lawsuit, the Company also intends vigorously to defend these cases on their merits.

The Company has resolved the claims of all but a small percentage of the "initial" opt outs (i.e., those individuals who exercised their right to opt out of the settlement class) and continues to work toward resolving the rest. It also continues to work toward resolving the claims of individuals who allege that they have developed Primary Pulmonary Hypertension (PPH) as a result of their use of the diet drugs. The Company intends vigorously to defend those initial opt out and PPH cases that cannot be resolved prior to trial.

During the 2003 Third Quarter, the Company increased its reserves in connection with the REDUX and PONDIMIN diet drug matters by $2.0 billion, bringing the total of the charges taken to date to $16.6 billion. Through September 30, 2003, payments into the national settlement funds, individual settlement payments, legal fees and other costs totaling $13.0 billion were paid and applied against the litigation accrual. At September 30, 2003, and including the most recent increase, $3.6 billion of the litigation accrual remained. The balance remaining represents management's best estimate of the minimum aggregate amount anticipated to cover payments in connection with the settlement trust up to its cap, initial opt outs, PPH claims, Intermediate, Back-End or Sixth Amendment opt outs (collectively, the "downstream" opt outs), and the Company's legal fees related to the diet drug litigation. Due to its inability to estimate the ultimate number of valid downstream opt outs, and the merits and value of their claims, as well as the inherent uncertainty surrounding any litigation, the Company is unable to estimate the amount of any additional financial exposure represented by the downstream opt out litigation. However, the amount of financial exposure beyond that which has been recorded could be significant.

The Company intends to defend itself vigorously and believes it can marshal significant resources and legal defenses to limit its ultimate liability in the diet drug litigation. However, in light of the circumstances discussed above, including the unknown number of valid matrix claims and the unknown number and merits of valid downstream opt outs, it is not possible to predict the ultimate liability of the Company in connection with its diet drug legal proceedings. It is therefore not possible to predict whether, and if so when, such proceedings will have a material adverse effect on the Company's financial condition, results of operations and/or cash flows and whether cash flows from operating activities and existing and prospective financing resources will be adequate to fund the Company's operations, pay all liabilities related to the diet drug litigation, pay dividends, maintain the ongoing programs of capital expenditures, and repay both the principal and interest on its outstanding obligations without the disposition of significant strategic core assets and/or reductions in certain cash outflows.